Exhibit 99.2

Investor Relations Contact:
Mr. Andrew Haag, Managing Partner
IRTH Communications, LLC
Tel: +1-866-976-IRTH (4784)
E-mail: wemu@irthcommunications.com
Website: www.irthcommunications.com

Worldwide Energy & Manufacturing USA, Inc. Board Removes Jimmy Wang as Chairman, CEO; Appoints Jeff Watson as Chief Executive Officer

SOUTH SAN FRANCISCO, Calif., April 27, 2011 – Worldwide Energy & Manufacturing USA, Inc. (OTCBB:WEMU - News) ("Worldwide" or the "Company"), a  rapidly growing supplier of photovoltaic (PV) solar modules under the ‘Amerisolar’ brand, today announced that on April 25, 2011, its board of directors removed Jimmy Wang as Chairman and Chief Executive Officer and from all offices and positions that he held with the Company. Mr. Wang remains on the board. The Board also took action to remove Mr. Wang from all offices, positions, and directorships that he holds with the Company’s subsidiaries and affiliates.

In addition, the Board took action on April 25, 2011, to remove Mindy Wang, the wife of Jimmy Wang, from all offices and positions that she held with the Company, including her positions as Secretary and Treasurer of the Company as well as from all offices, positions, and directorships that she holds with the Company’s subsidiaries and affiliates.  Mrs. Wang remains on the board. Concurrent with these actions on April 25, 2011, the Board also appointed Mr. Jeff Watson, President of Worldwide, as the Company’s Chief Executive Officer and as interim Secretary and Treasurer. Mr. Watson has served as President of Worldwide since January 14, 2008 and was appointed to the Board and named as Vice Chairman on May 25, 2010.

Mr. Watson has over 23 years of manufacturing experience supporting a variety of industries and markets. Prior to joining the Company, he was President of Joslyn Sunbank from 2001 to 2008. Joslyn Sunbank is a division of Danaher Corp. (NYSE: DHR) and a leader in the design and manufacture of high-reliability electrical components and sub-systems serving Aerospace and Defense markets globally. He began his career as an engineer in the power transmission industry with Fasco Gearmotors, a vertically integrated design and manufacturing company producing gear-motors, linear actuators and the supporting electronic controls, and held several engineering and managerial positions until leading the organization as general manager from 1999 to 2001. He holds a Bachelor of Science Degree in Mechanical Engineering from the University of Missouri.

“The Board would like to thank Jimmy Wang for his crucial contribution to Worldwide’s inception and development,” said Mr. Watson.  “Jimmy’s vision in opening new doors for Worldwide created vast opportunities for this business. He successfully took the Company from providing contract manufacturing services globally to also becoming a growing manufacturer of solar modules. As a fairly new entrant to the PV solar market, Worldwide has competed very successfully in this competitive space and has grown revenues significantly and consistently at higher rates than the industry.”

On April 26, 2011, Michael Toups resigned from his position as Chief Financial Officer of the Company. Mr. Toups served as interim Chief Financial Officer of the Company since February 23, 2011.

About Worldwide Energy & Manufacturing USA, Inc.

Worldwide Energy & Manufacturing USA, Inc., headquartered in South San Francisco, California with manufacturing facilities in China, is a rapidly growing manufacturer of photovoltaic (PV) solar modules under the ‘Amerisolar’ brand. Founded in 1993, the Company sells its products primarily to clients in Europe, North America and Asia. The Company also operates several subsidiaries in the People’s Republic of China (PRC) that provide mechanical, electronic and fiber optic products manufacturing.  For more information about Worldwide Energy & Manufacturing USA, please visit its website at http://www.wwmusa.com.

Safe Harbor Statement

The information contained herein includes forward-looking statements. These statements relate to future events or to our future anticipated financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. These statements can be identified by the use of forward-looking terminology such as "believe," "expect," "may," "will," "should," "project," "plan," "seek," "intend," or "anticipate" or the negative thereof or comparable terminology. Such statements typically involve risks and uncertainties and may include financial projections or information regarding the progress of new product development and market conditions. Actual results could differ materially from the expectations reflected in such forward-looking statements as a result of a variety of factors, including the risks associated with the effect of changing economic conditions in The People's Republic of China. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We do not intend to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. The safe harbor for forward-looking statements contained in the Securities Litigation Reform Act of 1995 protects companies from liability for their forward-looking statements if they comply with the requirements of the Act.

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